UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 26, 2011

Date of Report (Date of earliest event reported)

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Indenture and 8.75% Second Priority Senior Secured Notes due 2019

On January 26, 2011, Verso Paper Holdings LLC (the “Company”) and Verso Paper Inc. (each, an “Issuer” and together, the “Issuers”), each a wholly owned subsidiary of Verso Paper Corp., entered into an indenture (the “Indenture”) among the Issuers, the subsidiaries of the Company (other than Verso Paper Inc.) party thereto as note guarantors (the “Note Guarantors”) and Wilmington Trust Company, as Trustee, governing the Issuers’ $360 million aggregate principal amount of 8.75% Second Priority Senior Secured Notes due 2019 (the “Notes”).

The Notes are guaranteed, jointly and severally, on a senior secured basis, by each of the Company’s existing domestic subsidiaries that guarantees the Company’s senior secured credit facility and by each of its future domestic subsidiaries that guarantees certain debt of the Company or issues disqualified stock. The Notes and the related guarantees are secured by second priority liens in the collateral owned by each Issuer and Note Guarantor, subject to certain permitted liens and exceptions as further described in the Indenture and the security documents relating thereto. The collateral consists of a second priority lien on substantially all of the Issuers’ and the Note Guarantors’ tangible and intangible assets currently securing the Company’s senior secured credit facility, excluding securities of the Company’s affiliates.

Notwithstanding the foregoing, the initial collateral securing the Notes shall not include (i) any property or assets owned by any foreign subsidiary of the Company, (ii) any lease, license, contract, property right or agreement of the Company or its subsidiaries, including the Note Guarantors, if and only for so long as the grant of a security interest under the security documents would result in a breach, termination or default under that lease, license, contract, property right or agreement, (iii) any securities of any of the Company’s affiliates, (iv) certain other exceptions described in the security documents and (v) proceeds and products from any and all of the foregoing excluded assets described in clauses (i) through (iv), unless such proceeds and products would otherwise constitute collateral.

The Notes and the related guarantees are the senior secured obligations of the Issuers and the Note Guarantors, respectively, and rank (i) senior in right of payment with the Issuers’ and Note Guarantors’ existing and future subordinated indebtedness, including the Issuers’ existing senior subordinated notes and the guarantees in respect thereof; (ii) equally in priority as to collateral with respect to any of the Issuers’ and Note Guarantors’ existing and future obligations secured by a second priority lien on the collateral, including the Issuers’ existing second priority senior secured notes and the guarantees in respect thereof; (iii) effectively junior in priority as to collateral with respect to the Issuers’ and the Note Guarantors’ existing and future first priority secured debt obligations under the Issuers’ senior secured credit facility, the first priority senior secured notes and any other future obligations secured by a first priority lien on the collateral to the extent of the collateral securing such debt and the guarantees in respect thereof; and (iv) effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Issuers’ non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Issuers or the Note Guarantors).

The Issuers will pay interest on the Notes at 8.75% per annum, payable semiannually to holders of record at the close of business on January 15 or July 15 immediately preceding the interest payment date on February 1 and August 1 of each year, commencing August 1, 2011. The Notes mature on February 1, 2019.

The Issuers may redeem the Notes, in whole or part, at any time prior to February 1, 2015, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest on the date of redemption and a “make-whole premium.” The Issuers may redeem the Notes, in whole or in part, on or after February 1, 2015 at the redemption prices set forth in the Indenture. At any time (which may be more than once) before February 1, 2014, the Issuers may redeem up to 35% of the original aggregate principal amount of the Notes (which includes any additional notes issued under the Indenture, if any) with the proceeds of qualified equity offerings at a redemption price equal to 108.75% of the principal amount of the Notes, plus accrued and unpaid interest on the date of redemption.

The Indenture contains covenants that limit each Issuer’s ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions in respect of or repurchase or redeem its capital stock; (iii) prepay, redeem or repurchase its subordinated indebtedness; (iv) make investments; (v) sell assets; (vi) incur certain liens; (vii) enter into agreements restricting its subsidiaries’ ability to pay dividends; (viii) enter into transactions with affiliates; and (ix) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture, and certain covenants will not apply at any time when the Notes are rated investment grade by both rating agencies and no default under the Indenture has occurred and is continuing. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Registration Rights Agreement

On January 26, 2011, in connection with the issuance of the Notes, the Issuers and the Note Guarantors entered into a registration rights agreement with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Merrill Lynch Pierce, Fenner & Smith Incorporated (collectively, the “Representatives” and together with Morgan Joseph LLC, the “Initial Purchasers”), relating to, among other things, the exchange offer for the Notes and the related guarantees (the “Registration Rights Agreement”).

Subject to the terms of the Registration Rights Agreement, the Issuers and the Note Guarantors will use their commercially reasonable efforts to register with the Securities and Exchange Commission (the “SEC”) notes and guarantees having substantially identical terms as the Notes and guarantees issued under the Indenture, as part of an offer to exchange freely tradable exchange notes for the Notes within 365 days after the issue date of the Notes (the “Effectiveness Target Date”). The Issuers and the Note Guarantors will use their commercially reasonable efforts to cause the exchange offer to be completed within 30 business days after the Effectiveness Target Date.

If the Issuers are unable to effect the exchange offer under certain circumstances, the Issuers are to use commercially reasonable efforts to have a shelf registration statement declared effective by the SEC with respect to resales of the Notes within 365 days after the obligation to file such shelf registration statement arises and to keep such shelf registration statement effective for at least one year following effectiveness of the shelf registration statement, or until all of the Notes covered by the shelf registration statement are sold.

If the Issuers and the Note Guarantors fail to meet these targets (each, a “Registration Default”), the annual interest rate on the Notes will increase by 0.25% per year for the first 90-day period immediately following the occurrence of any Registration Default. The annual interest rate on the Notes will increase by an additional 0.25% per year for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.0% per year over the otherwise applicable annual interest rate of 8.75%. If the Registration Default is corrected, the applicable interest rate will revert to the original level.

Joinder and Supplement No. 3 to the Intercreditor Agreement

On January 26, 2011, Wilmington Trust Company, as trustee under the Indenture (the “New Trustee”), Credit Suisse, Cayman Islands Branch, as intercreditor agent (the “Intercreditor Agent”), Wilmington Trust Company, as trustee (the “2006 Trustee”) pursuant to that certain indenture dated August 1, 2006 (the “2006 Indenture”), the Issuers, Verso Paper Finance Holdings LLC (“Holdings”) and the subsidiaries of the Company party thereto entered into a Joinder and Supplement No. 3 (the “Joinder to the Intercreditor Agreement”) to the Intercreditor Agreement dated as of August 1, 2006, among the Intercreditor Agent, the 2006 Trustee, Holdings, the Company and each subsidiary of the Company from time to time party thereto (the “Intercreditor Agreement”).

Pursuant to the Joinder to the Intercreditor Agreement, (i) the New Trustee became a party to and agreed to be bound by the terms of the Intercreditor Agreement as another second priority agent, as if it had originally been party to the Intercreditor Agreement as a second priority agent, and became the Second Priority Designated Agent under the Intercreditor Agreement; (ii) the obligations under the Notes, the related guarantees and the Indenture became second lien indebtedness under the Intercreditor Agreement; and (iii) the liens securing the obligations under the Notes, related guarantees and the Indenture became second priority liens under the Intercreditor Agreement. The Intercreditor Agreement governs the relative priorities of the respective parties’ security interests in the assets securing the Issuers’ and Note Guarantors’ obligations under (i) the Notes, (ii) the Issuers’ existing second priority senior secured notes issued pursuant to the 2006 Indenture, (iii) the first priority senior secured notes issued pursuant to the indenture dated June 11, 2009, among the Issuers, the guarantors named therein and Wilmington Trust FSB, as trustee, and (iv) the borrowings under the senior secured credit facility and certain other matters relating to the administration of security interests.

Pursuant to the Intercreditor Agreement, the collateral agent representing the holders of the indebtedness under the senior secured credit facility and the first priority senior secured notes (the “First Priority Lien Obligations”) controls substantially all matters related to the collateral securing the First Priority Lien Obligations and the Notes. The holders of the First Priority Lien Obligations may cause the collateral agent to dispose of, release or foreclose on, or take other actions with respect to the shared collateral with which holders of the Notes may disagree or that may be contrary to the interests of holders of the Notes.

Second Lien Collateral Agreement

On January 26, 2011, the Issuers, each subsidiary of the Issuers party thereto, and Wilmington Trust Company, as collateral agent, entered into a collateral agreement (the “Collateral Agreement”). Pursuant to the Collateral Agreement, the payment and performance when due of all obligations of the Issuers and the Note Guarantors under the Notes and related guarantees will be secured by the pledge and grant of security interests contained in the Collateral Agreement.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture, the Registration Rights Agreement, the Joinder to the Intercreditor Agreement and the Collateral Agreement, attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On January 26, 2011, the Company issued a press release announcing that as of 5:00 p.m., New York City time, on January 25, 2011 (the “Early Tender Date”), holders of $310,415,000 aggregate principal amount of the 9 1/8% Second Priority Senior Secured Fixed Rate Notes due 2014 (the “2014 Notes”) issued pursuant to the 2006 Indenture had tendered their 2014 Notes pursuant to the Company’s previously announced tender offer. As of the Early Tender Date, the tenders received by the Company for the 2014 Notes represent in the aggregate approximately 92.1% of the outstanding 2014 Notes. The tender offer will expire at 11:59 p.m., New York City time, on February 8, 2011, unless extended or earlier terminated (the “Expiration Date”).

On January 26, 2011, pursuant to the tender offer for the 2014 Notes, the Company announced that it exercised its right to accept for early payment all the 2014 Notes tendered prior to the Early Tender Date. Pursuant to the terms of the Offer to Purchase dated January 11, 2011 (the “Offer to Purchase”), the Company has accepted for purchase $310,415,000 aggregate principal amount of the 2014 Notes. All conditions with respect to the tender offer for the 2014 Notes have been satisfied. Notwithstanding the Company’s exercise of its early acceptance rights, the tender offer will remain open until the Expiration Date, unless extended.

Each holder who tendered its 2014 Notes prior to the Early Tender Date will receive total consideration of $1,049.38 per $1,000 principal amount of the 2014 Notes tendered, which consists of $1,019.38 as the tender offer consideration and $30.00 as an early tender payment. In addition, accrued interest up to, but not including, the applicable payment date of the 2014 Notes will be paid in cash on all tendered and accepted 2014 Notes. Holders of 2014 Notes who validly tender their 2014 Notes after the Early Tender Date but on or before the Expiration Date will be eligible to receive only the tender offer consideration and will not receive the early tender payment.

The complete terms and conditions to the tender offer for the 2014 Notes are detailed in the Offer to Purchase and the related Letter of Transmittal (the “Tender Offer Documents”). The tender offer is being made only through, and subject to the terms and conditions set forth in, the Tender Offer Documents and related materials.

For additional information concerning the foregoing, a copy of the press release dated January 26, 2011, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 8.01, including Exhibit 99.1, shall be deemed to be incorporated by reference into the Offer to Purchase.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of January 26, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Wilmington Trust Company, as trustee.

4.2	Registration Rights Agreement dated as of January 26, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc.,

Barclays Capital Inc., Merrill Lynch Pierce, Fenner & Smith Incorporated and Morgan Joseph LLC, as initial purchasers.

10.1	Joinder and Supplement No. 3 to Intercreditor Agreement dated as of January 26, 2011, among Wilmington Trust Company, as trustee under the Indenture, Credit Suisse, Cayman Islands Branch, as intercreditor agent, Wilmington Trust Company, as trustee and second-priority agent under the 2006 Indenture, the Issuers, Holdings, and each subsidiary of the Company from time to time party thereto.

10.2	Collateral Agreement dated as of January 26, 2011, among the Issuers, each subsidiary of the Issuers party thereto, and Wilmington Trust Company, as collateral agent.

99.1	Press release issued by Verso Paper Corp. on January 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2011

VERSO PAPER CORP.

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of January 26, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Wilmington Trust Company, as trustee.

4.2	Registration Rights Agreement dated as of January 26, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch Pierce, Fenner & Smith Incorporated and Morgan Joseph LLC, as initial purchasers.

10.1	Joinder and Supplement No. 3 to Intercreditor Agreement dated as of January 26, 2011, among Wilmington Trust Company, as trustee under the Indenture, Credit Suisse, Cayman Islands Branch, as intercreditor agent, Wilmington Trust Company, as trustee and second-priority agent under the 2006 Indenture, the Issuers, Holdings, and each subsidiary of the Company from time to time party thereto.

10.2	Collateral Agreement dated as of January 26, 2011, among the Issuers, each subsidiary of the Issuers party thereto, and Wilmington Trust Company, as collateral agent.

99.1	Press release issued by Verso Paper Corp. on January 26, 2011.